Exhibit 10.12

MEMBERSHIP UNITS PURCHASE AGREEMENT

This MEMBERSHIP UNITS PURCHASE AGREEMENT (this “Agreement”) is entered into as of June 13, 2008 (the “Effective Date”), by and between LinkedIn Corporation, a Delaware corporation formerly known as LinkedIn, Ltd. (the “Company”), and Reid Hoffman, an individual (“Hoffman”).

WHEREAS, Hoffman owns 50% of the outstanding membership units of Degrees of Connection LLC, a Delaware limited liability company (“Degrees LLC”), pursuant to the Limited Liability Company Operating Agreement of Degrees of Connection LLC made as of September 22, 2003 (the “Degrees LLC Operating Agreement”);

WHEREAS, Degrees LLC is the sole owner of U.S. Patent No. 6,175,831 (the “Six Degrees Patent”) and certain related technology and intellectual property rights (collectively, the “Six Degrees Rights”), including, without limitation, certain copyrights and trade secret know how;

WHEREAS, the Company and Hoffman previously entered into that certain Patent Purchase Agreement (the “Prior Agreement”), to provide the Company with an option to purchase all of Hoffman’ s right, title and interest in and to Degrees LLC (the “Interests”), including, without limitation, all of his membership units in Degrees LLC, on the terms and subject to the conditions set forth herein; and

WHEREAS, the Company desires to purchase from Hoffman, and Hoffman desires to sell to the Company, the Interests.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.         Termination of Prior Agreement.  The Prior Agreement is hereby superseded and shall have no further force or effect.

2.         Sale and Purchase of Interests.  Upon the execution and delivery of this Agreement (the “Closing”), Hoffman (i) shall and hereby does sell, transfer, assign, convey and deliver to the Company all of the Interests, free and clear of any mortgage, pledge, hypothecation, rights of others, claim, security interest, encumbrance, title defect, title retention agreement, voting trust agreement, interest, option, lien, charge or similar restrictions or limitations, including, without limitation, any restriction on the right to vote, sell or otherwise dispose of any of the Interests (collectively, “Liens”), and (ii) shall deliver, or cause to be delivered, to the Company the following items:

(A)       all instruments, if any, evidencing any of the Interests;

(B)       an Assignment Separate From Certificate, in the form attached hereto as Exhibit A, duly executed in blank by Hoffman, together with any other documents that are necessary to transfer to the Company good and valid title to all Interests and any necessary transfer tax stamps affixed or accompanied by evidence that all transfer taxes have been paid;

(C)       a Consent of Spouse, in the form attached hereto as Exhibit B, duly executed by his spouse; and

(D)       an Agreement and Consent to Admit New Member, in the form attached hereto as Exhibit C, duly executed by Hoffman, Tribe Networks, Inc. (“Tribe Networks”) and Degrees LLC.

At the Closing, the Company shall (i) purchase, acquire, assume and accept all of the Interests, free and clear of all Liens and (ii) pay Hoffman an amount equal to $ $628,159.07 (the “Purchase Price”), which consists of (A) $350,000, which the parties agree is the amount of Hoffman’s capital contribution to Degrees LLC, (B) $50,000, which the parties agree is a good faith estimate of the amount of expenses incurred by Hoffman in forming Degrees LLC, and (C) $228,159.07, which the parties agree is 10% interest, compounded annually, on the amounts in clauses (A) and (B) from the date of formation of Degrees LLC (i.e., September 22, 2003) through the date hereof.

3.            Representations and Warranties of Hoffman.

Hoffman hereby represents and warrants to the Company as follows:

(a)         Interests.   The Interests constitute Hoffman’s entire ownership and membership interests (whether record, beneficial or otherwise) in Degrees LLC, and the Interests represent exactly 50% of the outstanding units of Degrees LLC. Hoffman has good and marketable title to all of the Interests, free and clear of all Liens. Without limiting the generality of the foregoing, no individual (other than Hoffman) or entity has any beneficial interest in or a right to acquire or vote any of the Interests otherwise than pursuant to this Agreement. The Interests are free and clear of all Liens. At the Closing, the Company will acquire good and valid title to all of the Interests, free and clear of all Liens. Hoffman has never sold, assigned or otherwise transferred any of the Interests to any individual or entity.

(b)         Degrees LLC.   Tribe Networks is the sole owner of all of the outstanding units of Degrees LLC that are not owned by Hoffman. Degrees LLC does not have any subsidiaries. The Degrees LLC Operating Agreement is the operating agreement of Degrees LLC and has not been amended.

(c)         Authority; Validity and Enforceability.   Hoffman has the capacity to execute, deliver and perform his obligations under this Agreement. This Agreement has been duly executed and delivered by Hoffman and, assuming due authorization, execution and delivery by the Company, represents the legal, valid and binding obligation of Hoffman, enforceable against him in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance and other laws, rules and regulations and principles of equity affecting creditors’ rights and remedies generally. Other than such actions as are expressly required by this Agreement, no further action on the part of Hoffman or any other person is or will be required in order to transfer and assign all of the Interests to the Company.

(d)         No Conflict.   Neither the execution and delivery of this Agreement by Hoffman, nor the performance by Hoffinan of his obligations hereunder: (i) will violate, conflict with or result in a breach of any applicable law or duty, including without limitation, tort duties; (ii) infringe, misappropriate, or otherwise violate any proprietary interest of any third party, including, without limitation, intellectual property interests; or (iii) breach or terminate any contractual right or interest of any third party, or give any individual or entity any additional rights or compensation under, or the right to terminate or accelerate, or constitute (with notice or lapse of time, or both) a default under the terms of any note, deed, lease, indenture, security agreement, mortgage, commitment, contract, covenant, agreement, license or other instrument or oral understanding to which Hoffman is a party or by which Hoffman is bound.

(e)         Consents.   No consent, approval or authorization of any individual or entity is required in connection with the execution, delivery and performance by Hoffman of this Agreement or any instrument required to be delivered by Hoffman at the Closing or the consummation of the transactions contemplated hereby or thereby.

(f)         Capital Accounts.   Hoffman has made all capital contributions required by Degrees LLC to be made by him prior to the date of this Agreement, including, without limitation, his share of the required initial capital contribution to Degrees LLC in the sum of $350,000.

(g)         Six Degrees Patent.   Degrees LLC is the sole owner of the Six Degrees Patent. Except for the non-exclusive licenses granted by Degrees LLC to the Company and to Tribe Networks, no Person (other than Degrees LLC) has any license or other rights with respect to the Six Degrees Patent.

4.            Representations and Warranties of the Company.

The Company hereby represents and warrants to Hoffman as follows:

(a)         Authority.   The Company is duly organized, validly existing, and in good standing under the law of every jurisdiction in which it conducts business. All necessary actions have been taken to authorize the Company to execute this Agreement and perform the Company’s obligations hereunder. The Company’s authorization, execution, delivery and performance of this Agreement do no conflict with or violate any law applicable to the Company or any other agreement or arrangement to which the Company is a party or by which the Company or its assets are bound.

(b)         Investment.   The Company is acquiring the Interests for the Company’s own account, not as a nominee or agent, for investment purposes only and not with a view to or for the resale or distribution thereof, and has no agreement or arrangement or plan of any kind with any person to sell, transfer or pledge to any person any part of the Interests.

(c)         Knowledge.   The Company has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of its investment in Degrees LLC, is able to bear the economic risks of the Company’s investment and participation in Degrees LLC, and is financially able to hold the Interests for an indefinite period of time and to suffer a complete loss of such investment. The Company has acquired all information it has requested about Degrees LLC and considers necessary to reach an informed and knowledgeable decision to acquire the Interests.

(d)         Restrictions on Transfer.  The Company understands that the Interests have not been registered under the Securities Act of 1933, as amended or any state securities laws, and under such laws, may not be resold or transferred by the Company without appropriate registration or the availability of an exemption from such requirements.

5.            Acquisition of Six Degrees Patent.  If the Company, directly or indirectly, acquires sole ownership of the Six Degrees Patent (whether by purchase of all other membership units of Degrees LLC or otherwise), then:

(i)         in the event the Company and/or its affiliates sell the Six Degrees Patent to any individual or entity (other than the Company or any of its affiliates) as a discrete, stand alone asset sold separately from other assets or businesses of the Company and/or its affiliates, the Company shall, within thirty (30) days after receiving any cash payment arising from such sale, pay to Hoffman an amount of cash equal to the product of (A) 0.80 and (B) (x) the aggregate sales price for the Six Degrees Patent in such sale, minus (y) the Purchase Price, minus (z) the aggregate amount paid or payable by the Company and/or its affiliates to acquire sole ownership of the Six Degrees Patent (other than the Purchase Price);

(ii)       in the event the Company and/or its affiliates sell the Six Degrees Patent to any individual or entity (other than the Company or any of its affiliates) with other assets or businesses of the Company and/or its affiliates, otherwise than pursuant to a Change of Control Transaction (as defined below), (A) prior to such sale, the Company and Hoffman shall mutually agree on the portion of the aggregate sales price in such sale that is attributable to only the Six Degrees Patent and (B) the Company shall, within thirty (30) days after receiving any cash payment arising from such sale, pay to Hoffman an amount of cash equal to the product of (A) 0.80 and (B) (x) the portion of the aggregate sales price in such sale that the Company and Hoffman mutually agreed is attributable to only the Six Degrees Patent, minus (y) the Purchase Price, minus (z) the aggregate amount paid or payable by the Company and/or its affiliates to acquire sole ownership of the Six Degrees Patent (other than the Purchase Price); and

(iii)       in the event the Company and/or its affiliates grants any rights with respect to the Six Degrees Patent to any individual or entity (other than the Company or any of its affiliates), otherwise than pursuant to a Change of Control Transaction (as defined below) or to the sale of the Six Degrees Patent, the Company shall, or shall cause its applicable affiliates to, promptly thereafter grant such rights to Hoffman on terms no less favorable to Hoffman in the aggregate as the terms given to such other individual or entity with respect to such rights.

The provisions contained in this Section 5 shall terminate and have no further force or effect upon the consummation of a Change of Control Transaction. For purposes of this Agreement, the term “Change of Control Transaction” means the acquisition of the Company (whether by merger or otherwise) or the sale of all or substantially all of the assets of the Company.

6.         Further Assurances.  Subsequent to the execution and delivery of this Agreement and without any additional consideration, each party hereto, at the written request of the other party hereto, will execute and deliver any further legal instruments, and take all such other actions, which are or may become reasonably necessary or helpful to effectuate the purposes of this Agreement.

7.         Governing Law.   This Agreement and the relationship between the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of California without regard to its principles of conflicts of law.

8.         Entire Agreement.   This Agreement constitutes and contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes any and all prior and contemporaneous negotiations, correspondences, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

9.         Counterparts.   This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or by electronic delivery in PDF format shall be sufficient to bind the parties to the terms and conditions of this Agreement.

10.       Severability.   In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and shall be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto shall use their reasonable best efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

11.       Specific Performance.   The parties hereto hereby acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each of the parties hereto, in addition to any other available rights or remedies, shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, and each party hereto hereby expressly waives the defense that a remedy in damages will be adequate.

12.       Assignment; Successors.   The rights and obligations of Hoffman under this Agreement may not be assigned or delegated, in whole or in part, by operation of law or otherwise, without the prior written consent of the Company. Subject to the immediately preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

13.       Amendment; Waiver.   No term or provision of this Agreement may be amended or waived except in writing signed by the party against whom enforcement of such amendment or waiver is sought.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have duly executed this Membership Units Purchase Agreement as of the date set forth above.

COMPANY:

LINKEDIN CORPORATION

By:	/s/ Daniel Nye

Name:

Title:

REID HOFFMAN, in his individual capacity

(Signature Page to Membership Units Purchase Agreement)

IN WITNESS WHEREOF, the parties have duly executed this Membership Units Purchase Agreement as of the date set forth above.

COMPANY:

LINKEDIN CORPORATION

By:

Name:

Title:

REID HOFFMAN, in his individual capacity

/s/ Reid Hoffman

(Signature Page to Membership Units Purchase Agreement)

EXHIBIT A

FORM OF ASSIGNMENT SEPARATE FROM CERTIFICATE

DEGREES OF CONNECTION LLC

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto LinkedIn Corporation, a Delaware corporation, all of the undersigned’s right, title and interest in and to Degrees of Connection LLC, a Delaware limited liability company (the “LLC”), including, without limitation, all of the undersigned’s ownership and/or membership interests in the LLC. This assignment shall be effective as of the date set forth below. Hereafter, the undersigned shall neither be a member nor an owner of the LLC and shall have no right to receive from the LLC any share of profits, losses and/or distributions (including, without limitation, any right of return from the LLC upon its dissolution) to which the undersigned would otherwise be entitled absent this instrument.

Dated: June 13, 2008

/s/ Reid Hoffman
Reid Hoffman

EXHIBIT B

FORM OF CONSENT OF SPOUSE

I, the spouse of Reid Hoffman, acknowledge that I have read the foregoing Membership Units Purchase Agreement (the “Agreement”) and understand its contents. I am aware that by its provisions that all of the rights, title and interests in and to Degrees of Connection LLC that are held by my spouse, including my community interest, if any, in such rights, title and interests are subject to the provisions of the Agreement and that I will take no action at any time to hinder operation of, or violate, the Agreement.

I hereby appoint my husband, Reid Hoffman, as my attorney-in-fact with respect to the exercise or waiver of any rights under the Agreement, and agree to be bound by the provisions of the Agreement insofar as I may have any rights with respect to the Agreement or any such interests under the community property laws of the State of California.

/s/ Michelle J. Yee	6/13/08
(Signature)	(Date)

Michelle J. Yee
(Name)

EXHIBIT C

FORM OF AGREEMENT AND CONSENT TO ADMIT NEW MEMBER

Reference is made to the Limited Liability Company Operating Agreement (the “Operating Agreement”) of Degrees of Connection LLC, a Delaware limited liability company (“Degrees LLC”).

In connection with the transfer by Reid Hoffman of all of his membership units of Degrees LLC to LinkedIn Corporation, a Delaware corporation (“LinkedIn”), each of the undersigned hereby consents to such transfer and agrees and consents to the admission of LinkedIn as a “Member” and “Owner” of Degrees LLC for all purposes (including, without limitation, for purposes of the Operating Agreement). For clarity, (a) LinkedIn is not subject to Section 3.2(c)(i) of the Operating Agreement and is therefore not an Economic Interest Holder (as defined in the Operating Agreement), (b) this Agreement and Consent to Admit New Member satisfies all the conditions of Section 3.2(e) of the Operating Agreement, and (c) Section 3.3(a)(iii) of the Operating Agreement does not apply to LinkedIn,

Effective upon such transfer, pursuant to Section 4.3 of the Operating Agreement, LinkedIn hereby appoints its Chief Executive Officer as its representative for all votes, decisions and actions that LinkedIn is permitted or required to make under the Operating Agreement, until such time as LinkedIn notifies the other member(s) of Degrees LLC in writing that LinkedIn has appointed a different representative, at its sole discretion. Each of the undersigned hereby consents to such appointment.

This Agreement and Consent to Admit New Member may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

TRIBE NETWORKS, INC.

By:	/s/ Mark Pincus	/s/ Reid Hoffman
Name:	Mark Pincus	REID HOFFMAN
Title:	Chairman

Dated:	June 13, 2008	Dated: June 13, 2008

DEGREES OF CONNECTION LLC			LINKEDIN CORPORATION

By:	Tribe Networks, Inc., its Member

	By:	/s/ Mark Pincus	By:
	Name:	Mark Pincus	Name:	Daniel Nye
	Title:	Chairman	Title:	Chief Executive Officer

	Dated:	June 13, 2008

By:	/s/ Reid Hoffman
Reid Hoffman, its Member

	Dated:	June 13, 2008

EXHIBIT C

FORM OF AGREEMENT AND CONSENT TO ADMIT NEW MEMBER

Reference is made to the Limited Liability Company Operating Agreement (the “Operating Agreement”) of Degrees of Connection LLC, a Delaware limited liability company (“Degrees LLC”).

In connection with the transfer by Reid Hoffman of all of his membership units of Degrees LLC to LinkedIn Corporation, a Delaware corporation (“LinkedIn”), each of the undersigned hereby consents to such transfer and agrees and consents to the admission of LinkedIn as a “Member” and “Owner” of Degrees LLC for all purposes (including, without limitation, for purposes of the Operating Agreement). For clarity, (a) LinkedIn is not subject to Section 3.2(c)(i) of the Operating Agreement and is therefore not an Economic Interest Holder (as defined in the Operating Agreement), (b) this Agreement and Consent to Admit New Member satisfies all the conditions of Section 3.2(e) of the Operating Agreement, and (c) Section 3.3(a)(iii) of the Operating Agreement does not apply to LinkedIn.

Effective upon such transfer, pursuant to Section 4.3 of the Operating Agreement, LinkedIn hereby appoints its Chief Executive Officer as its representative for all votes, decisions and actions that LinkedIn is permitted or required to make under the Operating Agreement, until such time as LinkedIn notifies the other member(s) of Degrees LLC in writing that LinkedIn has appointed a different representative, at its sole discretion. Each of the undersigned hereby consents to such appointment.

This Agreement and Consent to Admit New Member may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

TRIBE NETWORKS, INC.

By:
Name:	Mark Pincus	REID HOFFMAN
Title:	Chairman

Dated:	June , 2008

DEGREES OF CONNECTION LLC			LINKEDIN CORPORATION

By:	Tribe Networks, Inc., its Member

	By:		By:	/s/ Daniel Nye
	Name:	Mark Pincus	Name:	Daniel Nye
	Title:	Chairman	Title:	Chief Executive Officer

	Dated:	June , 2008

By:
Reid Hoffman, its Member

	Dated:	June , 2008

DEGREES OF CONNECTION LLC

ACKNOWLEDGEMENT

Reference is made to the following three agreements (the “Agreements”):

1,         Limited Liability Company Operating Agreement of Degrees of Connection LLC, made as of September 22, 2003, by and between Reid Hoffman and Tribe Networks, Inc.

2.         Technology License Agreement, dated as of October 17, 2003, by and between Degrees of Connection LLC and Tribe Networks, Inc.

3.         Technology License Agreement, dated as of October 17, 2003, by and between Degrees of Connection LLC and LinkedIn, Ltd.

Each of the undersigned members of Degrees of Connection LLC acknowledge that:

1.         The Agreements were originally executed by them in 2003, but the undersigned members cannot locate the original executed copies of the Agreements,

2.         The Agreements were re-executed by the undersigned on June 3, 2008, and the signature pages to the re-executed copies of the Agreements reflect the date of June 3, 2008.

3.         Even though the Agreements were re-executed on June 3, 2008, the Agreements have been effective since the applicable 2003 dates set forth in the Agreements.

4.         None of the Agreements have yet been amended,

This Acknowledgement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument,

TRIBE NETWORKS, INC.

By:	/s/ Mark Pincus	/s/ Reid Hoffman
Name:	Mark Pincus	REID HOFFMAN
Title:	Chairman

Dated: June 13, 2008		Dated: June 13, 2008